UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 30, 2022 (the “Closing Date”), Enact Holdings, Inc. (the “Corporation”) entered into a credit agreement (the “Credit Agreement”) together with each lender party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”).

The Credit Agreement provides for a revolving credit facility in the initial aggregate principal amount of $200 million (the “Revolving Facility”), including the ability for the Corporation to increase the commitments under the Revolving Facility, on an uncommitted basis, by an additional aggregate principal amount of up to $100 million. The Revolving Facility remained undrawn as of the Closing Date.

A summary of the other material terms of the Credit Agreement are set forth below.

Interest Rate and Fees

Borrowings under the Revolving Facility bear interest at a per annum rate equal to, (i) at the Corporation’s option, the (x) the base rate or (y) the adjusted term SOFR rate, plus (ii) the applicable margin. The applicable margins are based on the Corporation’s ratings established by certain debt rating agencies for the Corporation’s senior unsecured debt (the “Debt Ratings”). Based on the Corporation’s current Debt Ratings, the applicable margins are 2.00% for an adjusted term SOFR loan and 1.00% for a base rate loan.

The Corporation is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of any unutilized commitments thereunder. The commitment fee is based on the Corporation’s Debt Ratings. Based on the Corporation’s current Debt Ratings, the commitment fee is 0.375%.

Maturity

The Revolving Facility matures on the five-year anniversary of the Closing Date; provided, that, in the event that the maturity date of the Corporation’s 6.500% senior notes due August 15, 2025 (the “2025 Notes”) is not extended to, or the 2025 Notes are not refinanced or replaced in full with other indebtedness having, a maturity date that is five years and ninety days after the Closing Date, and the 2025 Notes are not otherwise discharged, defeased or repaid in full, in each case on or prior to May 16, 2025, then the Revolving Facility will mature on May 16, 2025.

Prepayments

The Corporation may voluntarily repay outstanding loans and terminate commitments under the Revolving Facility at any time without premium or penalty.

Unsecured

The Revolving Facility is not secured by the Corporation’s or any of its subsidiaries’ present or future personal assets, intangible assets, or outstanding capital stock and, as of the Closing Date, no subsidiaries of the Corporation guarantee the Revolving Facility.

Certain Covenants and Events of Default

The Credit Agreement contains a number of significant affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Corporation and its subsidiaries to:

• incur or guarantee additional indebtedness;

• pay dividends and make other distributions on, or redeem or repurchase, capital stock;

• make certain investments;

• incur certain liens;

• enter into transactions with affiliates;

• merge or consolidate; and

• transfer or sell assets.

The Credit Agreement requires the Corporation to also maintain the following financial covenants:

• a minimum consolidated net worth equal to the sum of (i) 72.5% of the Corporation’s consolidated net worth as of the Closing Date, (ii) 50% of the Corporation’s positive consolidated net income for each fiscal quarter after the Closing Date and (iii) 50% of any increase in the Corporation’s consolidated net worth after the Closing Date resulting from equity issuances or capital contributions;

• in respect of Enact Mortgage Insurance Corporation (“EMICO”), a minimum total adjusted capital amount equal to 72.5% of EMICO’s total adjusted capital as of the Closing Date;

• a maximum debt-to-total capitalization ratio of 0.35 to 1.00;

• a minimum liquidity level of $25,000,000; and

• compliance with all applicable financial requirements under the Private Mortgage Insurer Eligibility Requirements published by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

For purposes of determining the Corporation’s compliance with the foregoing financial covenants, the consolidated net worth metric, total adjusted capital metric, debt-to-capitalization ratio and liquidity metric (including, in each case, any component thereof) are each calculated as set forth in the Credit Agreement.

The Credit Agreement also contains customary events of default, and if an event of default occurs and continues, the Corporation is subject to certain actions by the Agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
The following materials are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1*	Credit Agreement, dated June 30, 2022, among Enact Holdings, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Corporation will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENACT HOLDINGS, INC.

Dated: July 7, 2022	By:	/s/ Hardin Dean Mitchell
Hardin Dean Mitchell
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

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